Exhibit 99.1

Liquidia Corporation Reports Second Quarter 2025 Financial Results and Provides Corporate Update

•	YUTREPIA™ surpasses 900 unique patient prescriptions and 550 patient starts within 11 weeks after approval to treat PAH and PH-ILD

•	Positive interim data from ASCENT trial reinforces YUTREPIA’s tolerability and efficacy profile in PH-ILD with median improvement in six-minute walk distance of 31.5 meters at Week 16

•	Company to host webcast today at 8:30 a.m. ET

MORRISVILLE, N.C., August 12, 2025 – Liquidia Corporation (NASDAQ: LQDA), a biopharmaceutical company developing innovative therapies for patients with rare cardiopulmonary diseases, today announced its financial results for the second quarter ended June 30, 2025. The company will also host a webcast at 8:30 a.m. Eastern Time on August 12, 2025, to review financial performance and provide a corporate update.

Dr. Roger Jeffs, Liquidia’s Chief Executive Officer, said: “The second quarter was a defining period for Liquidia with the FDA approval and rapid commercial launch of YUTREPIA™ (treprostinil) inhalation powder. More than 350 physicians across the country have already prescribed YUTREPIA to treat patients with pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD), including those new to prostacyclin treatment or transitioning from Tyvaso™, Tyvaso DPI™, and even from oral prostacyclins. In the 11 weeks since approval, we’ve recorded over 900 unique patient prescriptions leading to more than 550 patient starts. This initial demand has exceeded my own high expectations.

The robust and increasing uptake reflects a clear need for more flexible and better-tolerated prostacyclin therapies. We’ve already seen broad demand across both indications from both cardiologists and pulmonologists. Notably, this early momentum has been achieved ahead of full payor adoption, highlighting the potential for accelerating growth as we continue to expand market access during the third and fourth quarters.

In addition, we have continued to build differentiated clinical evidence of YUTREPIA’s safety and efficacy to treat PH-ILD through the ongoing, open-label ASCENT study, which fully enrolled last March (n=54). Interim analyses of eligible patients at Week 8 and Week 16 reinforced YUTREPIA’s tolerability profile at higher doses and showed sustained median improvements in six-minute walk distance (6MWD) of 21.5 meters at Week 8 and 31.5 meters at Week 16. Importantly, patients titrated to a median dose of 132.5mcg at Week 8 and 159mcg at Week 16 with no change in mean cough score. There were no discontinuations stemming from drug-related adverse events, such as cough or throat irritation. More detailed clinical findings will be presented at medical conferences this in September and October of 2025.

With this strong early commercial execution, compelling clinical evidence, and financial flexibility through our recent funding under our financing agreement (HCR Agreement) with Healthcare Royalty (HCRx), we are well positioned to scale access to YUTREPIA, expand our clinical programs, and deliver durable value for patients and shareholders.”

Second Quarter and Recent Corporate Highlights

•	On May 23, 2025, the U.S. Food and Drug Administration (FDA) approved YUTREPIA™ (treprostinil) inhalation powder to treat adults diagnosed with pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD) to improve exercise ability.

•	In the first week of June 2025, Liquidia commercially launched YUTREPIA and initiated shipments to U.S. customers. Unique patient prescriptions and starts have accelerated month-over-month since launch. As of August 8, specialty pharmacies reported more than 900 unique patient prescriptions leading to more than 550 patient starts. During the first six weeks post-launch, 75% of prescriptions converted to treatment starts.

•	On June 16, 2025, Liquidia signed a lease for approximately 70,000 square feet of additional manufacturing space to support continued growth. Targeted for occupancy in 2026, this state-of-the-art facility will include production space to house additional PRINT manufacturing lines, analytical labs, and cleanrooms.

•	On June 23, 2025, Liquidia received $50.0 million under its sixth amendment to the HCR Agreement following the first commercial sale of YUTREPIA.

•	In July and August of 2025, the company analyzed interim data from the 52-week, prospective, open-label ASCENT study which fully enrolled 54 patients with PH-ILD. Safety data and observed exploratory efficacy data was summarized for Week 8 and Week 16 timepoints. The tolerability profile of YUTREPIA in PH-ILD was consistent with initial observations in the first 20 patients at Week 8. Most patients continued on treatment to Week 16 with 10 of 54 (18.5%) discontinuing the study. There were no discontinuations stemming from drug-related adverse events, such as cough or throat irritation. Of those patients who reported a treatment related cough, 24 of 26 patients reported a mild cough and 2 patients reported a moderate cough. The mean daytime simplified cough scores remained essentially unchanged from baseline through Week 16, suggesting the cough tended to be transient nature. Dose titration remains steady, with a median dose of 132.5 mcg QID at Week 8, and 159 mcg QID at Week 16. The highest exposure at Week 16 was 318 mcg QID. The median improvements in six-minute walk distance were 21.5 meters at Week 8 and 31.5 meters at Week 16. Release of detailed clinical data is targeted for medical conferences in September and October of 2025.

Second Quarter 2025 Financial Results

Cash and cash equivalents totaled $173.4 million as of June 30, 2025, compared to $176.5 million as of December 31, 2024.

Product revenue, net, was $6.5 million for the three months ended June 30, 2025. Following receipt of full FDA approval for YUTREPIA on May 23, 2025, we began shipping YUTREPIA to our customers in the United States in June 2025. We did not recognize any product revenue during the three months ended June 30, 2024.

Service revenue, net, was $2.3 million for the three months ended June 30, 2025, compared to $3.7 million for the three months ended June 30, 2024. Service revenue, net, related primarily to the promotion agreement with Sandoz, Inc. pursuant to which we share profits from the sale of Treprostinil Injection in the United States (Promotion Agreement). The decrease of $1.4 million was primarily due to the impact of unfavorable gross-to-net returns and managed care adjustments recorded in the current year.

Cost of product sales was $0.2 million for the three months ended June 30, 2025 and related to sales of YUTREPIA. We did not record any cost of product sales for the three months ended June 30, 2024.

Cost of service revenue was $1.3 million for the three months ended June 30, 2025, compared to $1.5 million for the three months ended June 30, 2024. Cost of service revenue related to the Promotion Agreement as noted above.

Research and development expenses were $6.0 million for the three months ended June 30, 2025, compared to $9.4 million for the three months ended June 30, 2024. The decrease of $3.4 million or 36% was primarily due to a $2.7 million decrease in personnel expenses (including stock-based compensation) due to a shift from activities related to research and development to the commercialization of YUTREPIA, a $1.0 million decrease in expenses related to our YUTREPIA research and development activities, and a $0.4 million decrease in facilities and infrastructure expenses. These decreases were offset by a $1.1 million increase in clinical expenses for our L606 program, primarily related to our planned global pivotal study for the treatment of PH-ILD.

Selling, general and administrative expenses were $38.8 million for the three months ended June 30, 2025, compared to $19.9 million for the three months ended June 30, 2024. The increase of $18.9 million or 95% was primarily due to a $8.8 million increase in personnel expenses (including stock-based compensation) driven by higher headcount and a shift from activities related to research and development to the commercialization of YUTREPIA, a $5.8 million increase in legal fees related to our ongoing YUTREPIA-related litigation, a $2.3 million increase in commercial and consulting expenses to support the commercialization of YUTREPIA, and a $1.3 million increase in facilities and infrastructure expenses.

Total other expense, net was $4.1 million for the three months ended June 30, 2025, compared with $1.5 million for the three months ended June 30, 2024. The increase of $2.6 million was primarily attributable to the higher borrowings under the HCR Agreement.

Net loss for the three months ended June 30, 2025, was $41.6 million or $0.49 per basic and diluted share, compared to a net loss of $28.7 million, or $0.38 per basic and diluted share, for the three months ended June 30, 2024.

Webcast Information

Liquidia will host a live webcast at 8:30 a.m. Eastern Time on August 12, 2025, to discuss the second quarter financial results and corporate update. The webcast will be available on Liquidia's website at https://liquidia.com/investors/events-and-presentations. A rebroadcast of the event will be available and archived for a period of one year at the same location.

About YUTREPIA™ (treprostinil) Inhalation Powder

YUTREPIA is an inhaled dry-powder formulation of treprostinil delivered through a convenient, low-effort, palm-sized device. YUTREPIA is indicated for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD) to improve exercise ability. YUTREPIA was designed using Liquidia’s PRINT® technology, which enables the development of drug particles that are precise and uniform in size, shape and composition, and that are engineered for enhanced deposition in the lung following oral inhalation. YUTREPIA was previously referred to as LIQ861 in investigational studies.

About L606 (liposomal treprostinil) Inhalation Suspension

L606 is an investigational, sustained-release formulation of treprostinil administered twice-daily with a next-generation nebulizer. The L606 suspension uses Pharmosa Biopharm’s proprietary liposomal formulation to encapsulate treprostinil which can be released slowly at a controlled rate into the lung, enhancing drug exposure over an extended period of time. L606 is currently being evaluated in an open-label study in the United States for treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD) with a planned global pivotal placebo-controlled efficacy study for the treatment of PH-ILD.

About Treprostinil Injection

Treprostinil Injection is the first-to-file, fully substitutable generic treprostinil for parenteral administration. Treprostinil Injection contains the same active ingredient, same strengths, same dosage form and same inactive ingredients as Remodulin® (treprostinil) and is offered to patients and physicians with the same level of service and support, but at a lower price than the branded drug. Liquidia PAH promotes the appropriate use of Treprostinil Injection for the treatment of PAH in the United States in partnership with its commercial partner, Sandoz, who holds the Abbreviated New Drug Application (ANDA) with the FDA.

About Pulmonary Arterial Hypertension (PAH)

Pulmonary arterial hypertension (PAH) is a rare, chronic, progressive disease caused by hardening and narrowing of the pulmonary arteries that can lead to right heart failure and eventually death. Currently, an estimated 45,000 patients are diagnosed and treated in the United States. There is currently no cure for PAH, so the goals of existing treatments are to alleviate symptoms, maintain or improve functional class, delay disease progression and improve quality of life.

About Pulmonary Hypertension Associated with Interstitial Lung Disease (PH-ILD)

Pulmonary hypertension (PH) associated with interstitial lung disease (ILD) includes a diverse collection of up to 150 different pulmonary diseases, including interstitial pulmonary fibrosis, chronic hypersensitivity pneumonitis, connective tissue disease-related ILD, and chronic pulmonary fibrosis with emphysema (CPFE) among others. Any level of PH in ILD patients is associated with poor 3-year survival. A current estimate of PH-ILD prevalence in the United States is greater than 60,000 patients, though actual prevalence in many of these underlying ILD diseases is not yet known due to factors including underdiagnosis and lack of approved treatments until March 2021 when inhaled treprostinil was first approved for this indication.

About Liquidia Corporation

Liquidia Corporation is a biopharmaceutical company developing innovative therapies for patients with rare cardiopulmonary disease. The company’s current focus spans the development and commercialization of products in pulmonary hypertension and other applications of its proprietary PRINT® Technology. PRINT enabled the creation of Liquidia’s first approved product, YUTREPIA™ (treprostinil) inhalation powder for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD).  The company is also developing L606, an investigational sustained-release formulation of treprostinil administered twice-daily with a next-generation nebulizer, and currently markets generic Treprostinil Injection for the treatment of PAH. To learn more about Liquidia, please visit www.liquidia.com.

Remodulin®, Tyvaso® and Tyvaso DPI® are registered trademarks of United Therapeutics Corporation.

Cautionary Statements Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our strategic and financial initiatives, our business strategy and plans and our objectives for future operations, are forward-looking statements. Such forward-looking statements, including statements regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related submission contents and timelines, the timelines or outcomes related to patent litigation with United Therapeutics in the U.S. District Court for the District of Delaware and U.S. District Court for the Middle District of North Carolina, or other litigation between Liquidia and United Therapeutics or others, including rehearings or appeals of decisions in any such proceedings, the issuance of patents by the USPTO and our ability to execute on our strategic or financial initiatives, the potential for additional funding under the HCR Agreement, our anticipated use of net proceeds funded under the HCR Agreement, our estimates regarding future expenses, capital requirements and needs for additional financing, and potential revenue and profitability of YUTREPIA involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. YUTREPIA’s approval and our launch of YUTREPIA remain subject to ongoing litigation in which United Therapeutics is seeking injunctive relief, which could block our ability to continue to sell YUTREPIA for one or both of PAH and PH-ILD. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the SEC, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Statement Revision

During the three months ended March 31, 2025, we identified immaterial errors in our accounting treatment of the fourth and fifth amendments to the HCR Agreement. We voluntarily revised our previously issued 2024 annual consolidated financial statements to correct the immaterial errors and disclosed the impacts to our quarterly financial statements for the respective 2024 interim periods in our Current Report on Form 8-K filed on May 8, 2025. As a result of the revision, the loss on extinguishment has been eliminated and an adjustment to interest expense resulting from the modifications has been recorded, with corresponding adjustments to the long-term debt and accumulated deficit accounts. The financial statement line items as of and for the three months ended June 30, 2024 in the financial statements presented in this press release reflect such revisions.

Contact Information

Investors:
Jason Adair
Chief Business Officer
919.328.4350
Jason.adair@liquidia.com

Media:
Patrick Wallace
Director, Corporate Communications
919.328.4383
patrick.wallace@liquidia.com

Liquidia Corporation
Select Condensed Consolidated Balance Sheet Data (unaudited)
(in thousands)

	June 30,	December 31,
	2025	2024
Cash and cash equivalents	$173,422	$176,479
Total assets	$257,410	$230,313
Total liabilities	$242,221	$150,935
Accumulated deficit	$(637,335)	$(557,389)
Total stockholders’ equity	$15,189	$79,378

Liquidia Corporation
Condensed Consolidated Statements of Operations and Comprehensive Loss (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2025	2024
Revenues:
Product sales, net	$6,517	-
Service revenue, net	2,320	3,659
Total revenue	8,837	3,659
Costs and expenses:
Cost of product sales	205	-
Cost of service revenue	1,292	1,493
Research and development	6,021	9,420
Selling, general and administrative	38,824	19,943
Total costs and expenses	46,342	30,856
Loss from operations	(37,505)	(27,197)
Other income (expense):
Interest income	1,584	1,855
Interest expense	(5,658)	(3,326)
Total other expense, net	(4,074)	(1,471)
Net loss and comprehensive loss	$(41,579)	$(28,668)
Net loss per common share, basic and diluted	$(0.49)	$(0.38)
Weighted average common shares outstanding, basic and diluted	85,588,108	76,435,831